Exhibit 10.3

STOCKHOLDERS AGREEMENT OF
YESWAY, INC.

THIS STOCKHOLDERS AGREEMENT, dated as of [ • ], 2026 (as it may be amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among Yesway, Inc., a Delaware corporation (the “Corporation”), BW Gas & Convenience Aggregator, L.P., a Delaware limited partnership (“Brookwood Aggregator I”), BW Gas & Convenience Aggregator II, L.P., a Delaware limited partnership (“Brookwood Aggregator II”), BW Gas & Convenience Aggregator III, L.P., a Delaware limited partnership (“Brookwood Aggregator III”), BW Gas & Convenience Offshore Fund, L.P., a Delaware limited partnership (“Brookwood Feeder I”), BW Gas & Convenience Offshore Fund II, L.P., a Delaware limited partnership (“Brookwood Feeder II”), BW Gas & Convenience Offshore Fund III, L.P., a Delaware limited partnership (“Brookwood Feeder III”), BW Gas & Convenience Fund GP, LLC, a Delaware limited liability company (“Brookwood Fund GP I”), BW Gas & Convenience Fund II GP, LLC, a Delaware limited liability company (“Brookwood Fund GP II”) and BW Gas & Convenience Fund III GP, LLC, a Delaware limited liability company (“Brookwood Fund GP III”) (Brookwood Aggregator I, Brookwood Aggregator II, Brookwood Aggregator III, Brookwood Feeder I, Brookwood Feeder II, Brookwood Feeder III, Brookwood Fund GP I, Brookwood Fund GP II and Brookwood Fund GP III, collectively, the “Brookwood Parties”). Certain terms used in this Agreement are defined in Section 7.

RECITALS

WHEREAS, each Brookwood Party owns, directly or indirectly, outstanding limited liability company interests in BW Ultimate Parent, LLC, a Delaware limited liability company (“Parent LLC”), which limited liability company interests constitute and are defined as “Common Units” pursuant to the Third Amended and Restated Limited Liability Company Agreement of Parent LLC, dated as of December 30, 2022, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “LLC Agreement” and such limited liability company interests, the “Common Units”);

WHEREAS, the Corporation is contemplating an offering and sale of the shares of Class A common stock, par value $0.0001 per share, of the Corporation (the “Class A Common Stock”) in an underwritten initial public offering (the “IPO”) and using a portion of the net proceeds received from the IPO to purchase Common Units;

WHEREAS, pursuant to that certain Common Unit Subscription Agreement by and between the Corporation and Parent LLC, dated as of [ • ], 2026 (the “Common Unit Subscription Agreement”), the Corporation will hold Common Units;

WHEREAS, upon consummation of the transactions contemplated by the Common Unit Subscription Agreement, it is contemplated that the Corporation will be admitted as a member, and appointed as the sole managing member of Parent LLC;

WHEREAS, in connection with, and prior to, the consummation of the IPO, it is anticipated that the Brookwood Parties, the Corporation and certain of their respective affiliates will enter into a series of related transactions pursuant to which the Brookwood Parties will become holders of the Corporation’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”);

WHEREAS, immediately following the consummation of the IPO, the Brookwood Parties (together with any Permitted Transferees of the Brookwood Parties, in such capacity, the “Brookwood Related Parties”) will be the record holders of shares of Class A Common Stock and Class B Common Stock;

WHEREAS, in order to induce the Brookwood Parties (x) to approve the sale and issuance of Common Units by Parent LLC to the Corporation and the appointment of the Corporation as the sole managing member of Parent LLC in connection with the IPO and (y) to take such other actions as shall be necessary to effectuate the transactions contemplated by the IPO, the parties hereto desire to set forth their agreement with respect to the matters set forth herein in connection with their respective investments in the Corporation.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Brookwood Parties agree as follows:

Agreement

Section 1.               Election of the Board of Directors.

(a)            Subject to this Section 1(a), the Brookwood Parties shall be entitled to designate for nomination by the Corporation’s board of directors (the “Board”) in any applicable election that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Brookwood Director(s) not standing for election in such year, would result in there being four (4) Brookwood Directors on the Board. To the extent possible, the Brookwood Directors shall be apportioned among the three (3) classes of Directors as nearly equal in number as possible. The right of the Brookwood Related Parties to designate the Brookwood Directors as set forth in this Section 1(a) shall be subject to the following: (i) if at any time the Brookwood Related Parties beneficially own, directly or indirectly, in the aggregate less than thirty-five percent (35%) but at least twenty-five percent (25%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), the Brookwood Related Parties shall only be entitled to designate three (3) individuals for nomination pursuant to the first sentence of this Section 1(a), and (ii) if at any time the Brookwood Related Parties beneficially own, directly or indirectly, in the aggregate less than twenty-five percent (25%) but at least ten percent (10%) or more of all issued and outstanding shares of Class A Common Stock (including for this purpose the Underlying Class A Shares), the Brookwood Related Parties shall only be entitled to designate two (2) individuals for nomination pursuant to the first sentence of this Section 1(a). The Brookwood Related Parties shall not be entitled to designate any individuals for nomination pursuant to the first sentence of this Section 1(a) in accordance with this Section 1(a) if at any time the Brookwood Related Parties beneficially own, directly or indirectly, in the aggregate less than ten percent (10%) of all issued and outstanding shares of Class A Common Stock (including for this purpose Underlying Class A Shares).

(b)            Subject to Section 1(a), the Brookwood Related Parties, solely in their capacity as stockholders of the Corporation, hereby agree to vote, or cause to be voted, all outstanding shares of Class A Common Stock and Class B Common Stock, as applicable, held by the Brookwood Related Parties (or any of their respective Permitted Transferees) at any annual or special meeting of stockholders of the Corporation at which Directors of the Corporation are to be elected or removed, or to take all Necessary Action (including acting by consent) to cause the election or removal of the Brookwood Directors as a Director, as provided herein.

Section 2.               Vacancies and Replacements.

(a)            If the number of Directors that the Brookwood Related Parties have the right to designate to the Board is decreased pursuant to Section 1(a) (each such occurrence, a “Decrease in Designation Rights”), then:

(i)            unless the Board (by a majority of all Directors) agree in writing that a Director or Directors shall not resign as a result of a Decrease in Designation Rights, each of the Brookwood Related Parties shall use its reasonable best efforts to cause the appropriate number of Brookwood Directors that the Brookwood Related Parties cease to have the right to designate for nomination as a Brookwood Director to tender his, her or their resignation(s) from the Board within thirty (30) days from the date that the Brookwood Related Parties incurs a Decrease in Designation Rights. In the event any such Brookwood Director does not resign as a Director by such time as is required by the foregoing, the Brookwood Related Parties, as holders of Class A Common Stock and Class B Common Stock, the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Corporation’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Section 1(b), to cause the removal of such individual as a Director; and

(ii)            the vacancy or vacancies created by such resignation(s) and/or removal(s) shall be filled with one or more Directors, as applicable, designated by the Board upon the recommendation of the Nominating and Corporate Governance Committee, so long as it is established.

(b)            Other than with respect to a Decrease in Designation Rights subject to Section 2(a), the Brookwood Related Parties shall have the sole right to request that one or more of their designated Directors, as applicable, tender their resignations as Directors of the Board (each, a “Removal Right”), in each case, with or without cause at any time, by sending a written notice to such Director and the Corporation’s Secretary stating the name of the Director or Directors whose resignation from the Board is requested (the “Resignation Request Notice”). If the Director subject to such Resignation Request Notice does not resign within thirty (30) days from receipt thereof by such Director, the Brookwood Related Parties, as holders of Class A Common Stock and Class B Common Stock, the Corporation and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Corporation’s stockholders, shall thereafter take all Necessary Action, including voting in accordance with Section 1(b) to cause the removal of such Director from the Board.

(c)            Except with respect to a Decrease in Designation Rights subject to Section 2(a), the Brookwood Related Parties shall have the exclusive right to designate a replacement Director for nomination or election by the Board to fill vacancies created as a result of not designating their Directors initially or by death, disability, retirement, resignation, removal (with or without cause) of their Directors, or otherwise by designating a successor for nomination or election by the Board to fill the vacancy of their Directors created thereby on the terms and subject to the conditions of Section 1.

Section 3.               Initial Directors.

The initial Brookwood Directors pursuant to Section 1(a) shall be Thomas W. Brown (each as a Class I Director), Greg M. Papazian (as a Class II Director) and Thomas N. Trkla (as a Class III Director). Thomas N. Trkla shall serve as the initial Chairperson of the Board (as defined in the Bylaws) for the initial term, in accordance with this Agreement and the Bylaws, after which the Chairperson of the Board shall be determined in accordance with this Agreement and the Bylaws.

Section 4.               Rights of the Brookwood Parties.

In addition to any voting requirements contained in the organizational documents of the Corporation or any of its Subsidiaries, the Corporation shall not take, and shall cause Parent LLC and its Subsidiaries not to take, any of the following actions (whether by merger, consolidation, conversion or otherwise) without the prior written approval of each of the Brookwood Parties for as long as the Brookwood Related Parties beneficially own, directly or indirectly, in the aggregate twenty percent (20%) or more of all issued and outstanding shares of Class A Common Stock (including for these purposes the Underlying Class A Shares):

(a)            any transaction or series of related transactions, in each case, to the extent within the reasonable control of the Corporation, (i) in which any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act (excluding the Brookwood Related Parties and any “group” that includes the Brookwood Related Parties)) acquires, directly or indirectly, in excess of fifty percent (50%) of the then outstanding shares of any class of capital stock (or equivalent) of the Corporation, Parent LLC or any of their respective Subsidiaries (whether by merger, consolidation, sale or transfer of capital stock or partnership, membership or other equity interests, tender offer, exchange offer, reorganization, recapitalization or otherwise) or (ii) following which any “person” or “group” referred to in clause (i) hereof has the direct or indirect power to elect a majority of the members of the Board or to replace the Corporation as the sole manager of Parent LLC (or to add another Person as a co-manager of Parent LLC);

(b)            the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up of the Corporation, Parent LLC or any of their respective Subsidiaries;

(c)            the sale, lease or exchange of all or substantially all of the property and assets of the Corporation and its Subsidiaries, taken as a whole;

(d)            any actions (including, without limitation, any amendments, revolver drawings, repayments, and compliance report review) with respect to the Corporation or its Subsidiaries’ debt capitalization (including, without limitation, any debt obligations outstanding as of the date of this Agreement) in excess of five hundred million dollars ($500,000,000);

(e)            the (i) resignation, replacement or removal of the Corporation as the sole manager of Parent LLC or (ii) appointment of any additional Person as a manager of Parent LLC;

(f)            any acquisition or disposition of assets of the Corporation or any of its Subsidiaries where the aggregate consideration for such assets is greater than one hundred million dollars ($100,000,000) in any single transaction or series of related transactions, other than transactions solely between or among the Corporation and/or one or more of the Corporation’s direct or indirect wholly owned subsidiaries;

(g)            the creation of a new class or series of capital stock or equity securities of the Corporation, Parent LLC or any of their respective Subsidiaries;

(h)            any issuance of additional shares of Class A Common Stock, Class B Common Stock, Preferred Stock or other equity securities of the Corporation, Parent LLC or any of their respective Subsidiaries after the date hereof for gross proceeds in excess of five hundred million dollars ($500,000,000), other than any issuance of additional shares of Class A Common Stock or other equity securities of the Corporation or its Subsidiaries (i) under any stock option or other equity compensation plan of the Corporation or any of its Subsidiaries approved by the Board or the compensation committee of the Board, (ii) pursuant to the exercise or conversion of any options, warrants or other securities existing as of the date of this Agreement, or (iii) in connection with any redemption of Common Units as set forth in the LLC Agreement;

(i)            any amendment or modification of the organizational documents of the Corporation, Parent LLC or any of their respective Subsidiaries, other than the LLC Agreement, which shall be subject to amendment or modification solely in accordance with the terms set forth therein, and amendment or modification of the Bylaws of the Corporation by the stockholders;

(j)            entering into, modifying, amending or terminating any material contract of the Corporation, Parent LLC or any of their respective Subsidiaries, other than for such new contracts, modifications, amendments and terminations that are in the ordinary course of the Company’s business consistent with past practice;

(k)           any new joint venture with a non-affiliate third-party;

(l)             the commencement, settlement or compromise by the Corporation, Parent LLC or any of their respective Subsidiaries, of any litigation, claim, arbitration or other adversarial proceeding, governmental investigation, or proceeding involving an amount in dispute in excess of five million dollars ($5,000,000); or

(m)          any increase or decrease of the size of the Board.

Section 5.               Covenants of the Corporation and the Brookwood Related Parties.

(a)            The Board and the Corporation agree to use their reasonable best efforts take all Necessary Action (subject to the Board’s fiduciary duties) to (i) cause the Board to be comprised of at least seven (7) Directors or such other number of Directors as the Board may determine, subject to the terms of this Agreement, the Charter or the Bylaws of the Corporation; (ii) cause the individuals designated in accordance with Section 1 to be included in the slate of nominees to be elected to the Board at the next annual or special meeting of stockholders of the Corporation at which Directors are to be elected, in accordance with the Bylaws, Charter and General Corporation Law of the State of Delaware and at each annual meeting of stockholders of the Corporation thereafter at which such Director’s term expires; (iii) cause the individuals designated in accordance with Section 2(c) to fill the applicable vacancies on the Board, in accordance with the Bylaws, Charter, Securities Laws, General Corporation Law of the State of Delaware and the Nasdaq rules; (iv) cause a Brookwood Director to be the Chairperson of the Board and (v) to adhere to, implement and enforce the provisions set forth in Section 4.

(b)            The Brookwood Related Parties shall comply with the requirements of the Charter and Bylaws when designating and nominating individuals as Directors, in each case, to the extent such requirements are applicable to Directors generally. Notwithstanding anything to the contrary set forth herein, in the event that the Board determines, within sixty (60) days after compliance with the first sentence of this Section 5(b), in good faith, after consultation with outside legal counsel, that its nomination, appointment or election of a particular Director designated in accordance with Section 1 or Section 2, as applicable, would constitute a breach of its fiduciary duties to the Corporation’s stockholders or does not otherwise comply with any requirements of the Charter, Bylaws or applicable Securities Laws, then the Board shall inform the Brookwood Related Parties of such determination in writing and explain in reasonable detail the basis for such determination and shall, to the fullest extent permitted by law, nominate, appoint or elect another individual designated for nomination, election or appointment to the Board by the Brookwood Related Parties (subject to this Section 5(b)). The Board and the Corporation shall, to the fullest extent permitted by law, take all Necessary Action (subject to the Board’s fiduciary duties) required by this Section 5 with respect to the nomination, appointment or election of such substitute designees to the Board.

Section 6.               Termination.

This Agreement shall terminate upon the earliest to occur of any one of the following events:

(a)            the Brookwood Related Parties ceasing to own any shares of Class A Common Stock or Class B Common Stock;

(b)            the Brookwood Related Parties ceasing to have any Director designation rights under Section 1; and

(c)            the unanimous written consent of the parties hereto.

For the avoidance of doubt, the rights and obligations of the Brookwood Related Parties under this Agreement shall terminate upon the Brookwood Related Parties ceasing to own any shares of Class A Common Stock or Class B Common Stock. Notwithstanding the foregoing, nothing in this Agreement shall modify, limit or otherwise affect, in any way, any and all rights to indemnification, exculpation and/or contribution owed by any of the parties hereto, to the extent arising out of or relating to events occurring prior to the date of termination of this Agreement or the date the rights and obligations of such party under this Agreement terminates in accordance with this Section 6.

Section 7.               Definitions.

As used in this Agreement, any term that it is not defined herein, shall have the following meanings:

“Board” means the board of directors of the Corporation.

“Brookwood Director” means any Director who had initially been designated nomination by the Brookwood Related Parties in accordance with Section 1(a).

“Bylaws” means the amended and restated bylaws of the Corporation, dated as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Charter” means the amended and restated certificate of incorporation of the Corporation, effective as of the date hereof, as the same may be further amended, restated, amended and restated or otherwise modified from time to time.

“Director” means a member of the Board.

“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a consent or proxy with respect to the equity securities owned by the Person obligated to undertake the necessary action, (ii) causing any Director appointed or designated by, or affiliated with or employed by, such specified Person to vote in favor of or consent to the specified result, (iii) voting in favor of the adoption of stockholders’ resolutions and amendments to the organizational documents of the Corporation, (iv) executing (or causing such Person’s employees or representatives to execute) agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating and Corporate Governance Committee” means the nominating and corporate governance committee of the Board or any committee of the Board authorized to perform the function of recommending to the Board the nominees for election as Directors or nominating the nominees for election as Directors.

“Permitted Transferees” has the meaning set forth in the Charter.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization, including a government or any subdivision or agency thereof.

“Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of the Corporation.

“Securities Laws” means the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association, trust or other form of legal entity, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions, or (b) such first Person is a general partner or managing member (excluding partnerships in which such Person or any Subsidiary thereof does not have a majority of the voting interests in such partnership).

“Underlying Class A Shares” means all shares of Class A Common Stock issuable upon redemption of Common Units (including under the LLC Agreement), assuming all such Common Units are redeemed for Class A Common Stock on a one-for-one basis.

Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”; (vi) each defined term has its defined meaning throughout this Agreement, whether the definition of such term appears before or after such term is used; and (vii) the word “or” shall be disjunctive but not exclusive. References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto. References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

Section 8.               Choice of Law and Venue; Waiver of Right to Jury Trial.

(a)            THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IN THE EVENT OF ANY BREACH OF THIS AGREEMENT, THE NON-BREACHING PARTY WOULD BE IRREPARABLY HARMED AND COULD NOT BE MADE WHOLE BY MONETARY DAMAGES, AND THAT, IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED AT LAW OR IN EQUITY, THE PARTIES SHALL BE ENTITLED TO SUCH EQUITABLE OR INJUNCTIVE RELIEF AS MAY BE APPROPRIATE. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OF A DELAWARE FEDERAL OR STATE COURT, OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SUCH A JUDGMENT, IN ANY OTHER APPROPRIATE JURISDICTION.

(b)            IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (1) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR IF (AND ONLY IF) SUCH COURT FINDS IT LACKS SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE (COMPLEX COMMERCIAL DIVISION), OR IF UNDER APPLICABLE LAW, SUBJECT MATTER JURISDICTION OVER THE MATTER THAT IS THE SUBJECT OF THE ACTION OR PROCEEDING IS VESTED EXCLUSIVELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND APPELLATE COURTS FROM ANY THEREOF, WITH RESPECT TO ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY; (2) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF ANY SUCH COURT DESCRIBED IN CLAUSE (1) OF THIS SECTION 8(B) AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS; (3) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN ANY INCONVENIENT FORUM; (4) AGREE TO WAIVE ANY RIGHTS TO A JURY TRIAL TO RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT; (5) AGREE TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF TO SUCH PARTY AT ITS ADDRESS SET FORTH HEREIN FOR COMMUNICATIONS TO SUCH PARTY; (6) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (7) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.               Notices.

Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by facsimile, or by electronic mail, or first class mail, or by Federal Express or other similar courier or other similar means of communication, as follows:

(a)            If to the Brookwood Parties, addressed as follows:

Brookwood Financial Partners, LLC

138 Conant Street

Beverly, MA 01915
Attn: Thomas N. Trkla
Facsimile: 978-927-0499

E-mail: [***]

with a copy (which copy shall not constitute notice) to:

Brookwood Financial Partners, LLC

138 Conant Street

Beverly, MA 01915

Attn: Legal Counsel

Facsimile: 978-927-0499

E-mail: [***]

(b)            If to the Corporation, addressed as follows:

Yesway, Inc.

2301 Eagle Parkway

Fort Worth, TX 76177

Attn: General Counsel

E-mail: [***]

with a copy (which copy shall not constitute notice) to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attn: Ian Schuman, Stelios Saffos and Jonathan Solomon

Facsimile: (212) 751-4864

E-mail: [***]; [***]; [***]

or, in each case, to such other address or email address as such party may designate in writing to each party by written notice given in the manner specified herein. All such communications shall be deemed to have been given, delivered or made when so delivered by hand or sent by facsimile (with confirmed transmission), on the next business day if sent by overnight courier service (with confirmed delivery) or when received if sent by first class mail, or in the case of notice by electronic mail, when the relevant email enters the recipient’s server.

Section 10.             Assignment.

Except as otherwise provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. This Agreement may not be assigned (by operation of law or otherwise) without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that each of the Brookwood Related Parties is permitted to assign this Agreement to its respective Permitted Transferees in connection with a permitted transfer thereto of Common Units, Class A Common Stock or Class B Common Stock, as applicable. Furthermore, each of the Brookwood Related Parties shall cause any such Permitted Transferee to become a party to this Agreement upon completion of any such permitted transfer.

Section 11.             Amendment and Modification; Waiver.

This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of the Corporation and each Brookwood Party. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 12.             Severability.

If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 13.             Counterparts.

This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

Section 14.             Further Assurances.

At any time or from time to time after the date hereof, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder.

Section 15.             Titles and Subtitles.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 16.             Representations and Warranties.

(a)            Each of the Brookwood Parties, and each Person who becomes a party to this Agreement after the date hereof, severally and not jointly and solely with respect to itself, represents and warrants to the Corporation as of the time such party becomes a party to this Agreement that (a) if applicable, it is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such party and is a valid and binding agreement of such party, enforceable against such party in accordance with its terms; and (c) the execution, delivery and performance by such party of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such party is a party or, if applicable, the organizational documents of such party.

(b)            The Corporation represents and warrants to each other party hereto that (a) the Corporation is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms; and (c) the execution, delivery and performance by the Corporation of this Agreement does not violate or conflict with or result in a breach by the Corporation of or constitute (or with notice or lapse of time or both constitute) a default by the Corporation under the Charter or Bylaws, any existing applicable law, rule, regulation, judgment, order, or decree of any governmental authority exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Corporation or any of its Subsidiaries or any of their respective properties or assets, or any agreement or instrument to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries or any of their respective properties or assets may be bound.

Section 17.              No Strict Construction.

This Agreement shall be deemed to be collectively prepared by the parties hereto, and no ambiguity herein shall be construed for or against any party based upon the identity of the author of this Agreement or any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

YESWAY, INC.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

BW Gas & Convenience Aggregator, L.P.

BY:	BW Gas & Convenience Fund GP, LLC, Its General Partner

By:
Name:
Title:

BW Gas & Convenience Aggregator II, L.P.

BY:	BW Gas & Convenience Fund II GP, LLC, Its General Partner

By:
Name:
Title:

BW Gas & Convenience Aggregator III, L.P.

BY:	BW Gas & Convenience Fund III GP, LLC, Its General Partner

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

BW Gas & Convenience Offshore Fund, L.P.

BY:	BW Gas & Convenience Fund GP, LLC, Its General Partner

By:
Name:
Title:

BW Gas & Convenience Offshore Fund II, L.P.

BY:	BW Gas & Convenience Fund II GP, LLC, Its General Partner

By:
Name:
Title:

BW Gas & Convenience Offshore Fund III, L.P.

BY:	BW Gas & Convenience Fund III GP, LLC, Its General Partner

By:
Name:
Title:

BW Gas & Convenience FUND GP, LLC

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

BW Gas & Convenience FUND II GP, LLC

By:
Name:
Title:

BW Gas & Convenience FUND III GP, LLC

By:
Name:
Title:

[Signature Page to Stockholders Agreement]